Exhibit 31.4
Certification Pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities and Exchange Act of 1934
I, Ahmed Pasha, certify that:
1.    I have reviewed this Amendment No. 1 to annual report on Form 10-K of IPALCO Enterprises, Inc.; and
2.    Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2022	/s/ Ahmed Pasha
Ahmed Pasha
Vice President and Chief Financial Officer